EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO PRESENT AT CJS SECURITIES INVESTOR
CONFERENCE

HOUSTON, TEXAS – January 9, 2006 - Consolidated Graphics, Inc. (NYSE: CGX) today announced that it will be presenting an overview of the company at the 6th Annual “New Ideas for the New Year” Investor Conference, sponsored by CJS Securities, Inc. on January 12, 2006 in New York City.  Joe R. Davis, Chairman and Chief Executive Officer, and G. Christopher Colville, Executive Vice President and Chief Financial Officer, will be conducting the presentation, which will cover the Company’s positioning as a leader in the general commercial printing industry, its operating philosophy, growth strategies and recent financial performance.

A copy of the presentation will be posted on the Company’s Web site at http://www.cgx.com on the morning of the presentation.

Consolidated Graphics, Inc. is the nation’s leading commercial sheetfed, web and digital printing company.  Through its coast-to-coast presence of 70 printing companies in 25 states, Consolidated Graphics produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization.  For more information, visit the Company’s Web site at http://www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements.

Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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